CENTURY COMMUNITIES, INC.

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

THIS CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made and entered into as of the date(s) indicated below by and between Century Communities, Inc., and                              (“Employee”).

Definitions

Employer:    As used herein, the term "Employer" shall mean and refer to Century Communities, Inc.

Employer Affiliate: As used herein, the term "Employer Affiliate" shall mean any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which Century Communities, Inc. has an ownership interest.

Background

Employee is employed by Employer as an at-will employee. To protect the confidential and proprietary information and goodwill of Employer and/or any Employer Affiliate, Employer and Employee agree as follows:

Agreement

1.Confidentiality. During Employee's employment with Employer, Employee has had and will continue to have access to or has and will continue to acquire information relating to the products, services, trade secrets, technology, ideas, copyrights, trademarks, service marks, methods, formulae, compositions, processes, discoveries, inventions, machines, research and development, hardware, software, manufacturing, purchasing, accounting, engineering, business methods and techniques (including without limitation all customer lists, records of customer usage and requirements, and similar information relating to customers or to prospective customers), marketing and/or sales plans or proposals, cost information, financial information, information regarding opportunities for the purchase or sale of real estate, real estate due diligence information or studies or reports, lending sources or terms, pricing materials, information relating to any subcontractor of Employer or any Employer Affiliate (including without limitation the identity of or any payment arrangements between Employer and any such subcontractor), or business communications (the "Confidential Information") or any other information of Employer or any Employer Affiliate that Employee has a reasonable basis to believe to be confidential or proprietary information of Employer or any Employer Affiliate. Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Employee agrees that, except to the extent required in the performance of his/her duties for Employer, s/he will not, either during or after his/her employment with Employer and without the express prior written consent of Employer, discuss, disclose, furnish, publish, make accessible to others, or make use of the Confidential Information or of any other information that Employee has a reasonable basis to believe to be confidential or proprietary information of Employer or any Employer Affiliate for the personal or business benefit of Employee or of any third party.

Notwithstanding the foregoing, Confidential Information shall not include: (a) information publicly known that is generally employed in the industry in which Employer conducts business at or

CENTURY COMMUNITIES, INC.

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

after the time Employee first learns of such information, or (b) generic information or knowledge that Employee would have learned in the course of similar employment or work elsewhere in the industry in which Employer conducts business. Such information shall not be deemed to be generally known in the industry in which Employer conducts business merely because individual portions of such information have been separately published but only if all material features comprising such information have been published in coordination. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order, including initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a local, state, or federal agency, filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits. Employee shall promptly provide written notice of any such order to an authorized officer of the Employer. This provision does not prohibit disclosure of information that arises from the worker’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that a worker otherwise has a right to disclose as legally protected conduct.

Upon leaving the employ of Employer, Employee will not take with him any written, printed, or electronically stored Confidential Information or any other property of Employer obtained by Employee as the result of Employee's employment, or any reproductions thereof. All such property and all copies thereof shall be surrendered by Employee to Employer on termination of employment or at any time on request by Employer.

2.Non-solicitation.

a.Non-Solicitation of Employees. Employee understands and acknowledges that the Employer has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Employer and its Employer Affiliates. The Employee agrees and covenants not to interfere or disrupt the business of the Employer by directly or indirectly soliciting, hiring, raiding or recruiting for their own benefit or the benefit of any other third party, or so attempt to solicit, hire, raid or recruit, any employee of the Employer or Employer Affiliate ("Covered Employee"), or induce any Covered Employee to terminate their employment during Employee's employment or, to the extent allowed by law, for one (1) year immediately following the termination of the Employee's employment with the Employer regardless of the reason for Employee’s termination, whether voluntary or involuntary. This non-solicitation provision explicitly covers all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message, and social media, including, but not limited to, Facebook, LinkedIn, Instagram, and Twitter, TikTok, and any other social media platform, whether or not in existence at the time of entering into this Agreement.

b.Non-Solicitation of Customers or Business Partners. The Employee understands and acknowledges that because of the Employee's experience with and relationship to the Employer, the employee will have access to and learn about the Employer's trade secrets or confidential and/or proprietary information regarding its homebuyer customers and its business partners, such as subcontractors and land sellers. Such "Employer Information" includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to said customers and business partners and relevant to the business relationship with Company. The Employee understands and acknowledges that the loss of any such customer or business partner relationship will cause significant and irreparable harm to the Employer.

CENTURY COMMUNITIES, INC.

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

During Employee's employment and, to the extent allowed by law, for a period of one (1) year after the termination of Employee's employment with Employer for any reason, Employee agrees that s/he will not use Employer Information, to the extent it constitutes trade secrets, to solicit or attempt to solicit, directly or indirectly, using any form of oral, written, or electronic communication including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message, and social media, including, but not limited to, Facebook, LinkedIn, Instagram, and Twitter, and any other social media platform, whether or not in existence at the time of entering into this Agreement: (i) with any current customers or subcontractors of Employer or of any Employer Affiliate with whom the Employee interacted or about whom the Employee received Employer Information in any manner designed to (or that could) take business away from Employer or any Employer Affiliate; (ii) with any current subcontractor of Employer or any Employer Affiliate whom the Employee interacted/from or about whom the Employee received Employer Information in any manner designed to (or that could) induce such subcontractor to cease doing business with, or otherwise interrupt, disturb or interfere with the business relationship with, Employer or any Employer Affiliate; or (iii) with any third party for the purchase or sale of any real property that Employee either gained knowledge of during Employee's employment with Employer or any Employer Affiliate or which was being considered by the Employer or any Employer Affiliate as a potential business opportunity during the time of Employee's employment with Employer and which Employee received non-public information.

3.Injunctive Relief. In the event of an actual or threatened breach by Employee of Paragraphs 1 or 2 above, Employee specifically acknowledges that Employer and/or any Employer Affiliate will incur incalculable and irreparable damage for each such actual or threatened breach and that Employer or such Employer Affiliate has no adequate remedy at law for any such actual or threatened breach. Therefore, Employee acknowledges that Employer or any Employer Affiliate shall be entitled to injunctive relief immediately and permanently restraining Employee from such continuing or threatened breach. Employee further agrees that an ex parte temporary restraining order may be granted without prior notice to Employee and without security, and Employee hereby expressly waives any and all right to such prior notice and to such security. Nevertheless, Employee agrees that s/he shall be and remain liable to Employer and any Employer Affiliate for any monetary damages (including the possibility of lost profits) sustained by Employer or any Employer Affiliate by reason of any actual or threatened breach by Employee of Paragraph 1 or 2 of this Agreement.

4.Survival of Provisions After Termination of Employment. Employee understands and agrees that the provisions of Paragraphs 1, 2, and 3 of this Agreement shall survive the termination of Employee's employment with Employer and shall remain fully valid and enforceable after any such termination.

5.Employment At-Will. Nothing contained in this Agreement or otherwise shall alter the at- will employment relationship between Employee and Employer, which means that either Employer or Employee may terminate the employment relationship at any time, with, or without cause or advance notice.

6.Enforcement to Fullest Extent Permitted by Law. Whenever possible, the parties intend and agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law, the parties intend and agree that such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement. In such case, the parties intend and agree that this Agreement will be reformed, construed, and enforced to the fullest extent permitted by applicable law as if such invalid, illegal, or unenforceable provision had never been contained herein.

CENTURY COMMUNITIES, INC.

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

7.Miscellaneous.

a.The parties agree that the waiver of any breach of this Agreement by either party shall in no event constitute a waiver as to any future breach. In addition, no course of dealing between the parties, nor any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of the parties.

b.This Agreement contains the entire integrated understanding of the parties as to the subject matter hereof and supersedes all prior agreements, oral or written, between the parties regarding the subject matter hereof.

c.This Agreement shall not be modified other than by an instrument in writing executed by each respective party.

d.The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

e.This Agreement shall inure to and bind the successors and assigns of Employer and the heirs, devisees, executors, and administrators of Employee; provided, however, that nothing herein shall be construed to permit the sale or assignment of Employee's interest and/or obligations hereunder to any third party.

f.This Agreement does not apply to employees or individuals who reside in the State of California.

8.Attorney's Fees. If a civil action, arbitration, or other proceeding is brought to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, costs, and expenses incurred, in addition to any other relief to which such party may be entitled.

9.Waiver of Jury. Both parties hereby irrevocably waive the right to a trial by jury in any and all actions or proceedings brought with respect to any provision of this Agreement or the enforceability thereof and with respect to any claims arising out of, or related to, Employee's employment with Employer or the termination of that employment.

10.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

CENTURY COMMUNITIES, INC.

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

BY SIGNING BELOW, EMPLOYEE CERTIFIES THAT S/HE HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS OF THIS AGREEMENT AND VOLUNTARILY AGREES TO BE BOUND THEREBY.

Date	Employee

Printed Name

CENTURY COMMUNITIES, INC
Date	Employer (Company Name)

Printed Name

Its